UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

☒ Filed by the Registrant ☐ Filed by a Party other than the Registrant

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

RECRO PHARMA, INC.

(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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490 Lapp Road

Malvern, PA 19355

2020 ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 7, 2020

March 27, 2020

Dear Shareholder:

We are pleased to invite you to attend Recro Pharma, Inc.’s, or Recro’s, or the Company’s, 2020 Annual Meeting of Shareholders, or Annual Meeting, which will be held at 9:00 a.m., Eastern time, on Thursday, May 7, 2020, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312. Depending on concerns about the Coronavirus, or COVID-19, we may hold a virtual Annual Meeting. We would publicly announce a determination to hold a virtual Annual Meeting in a press release available at www.recrogainesville.com as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast.

Throughout 2019, our board of directors, or Board, worked together with management and in consultation with its outside advisors to provide oversight of corporate strategy, business objectives and potential risks facing the Company.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of 2020 Annual Meeting of Shareholders, or Notice, and 2020 Annual Meeting Proxy Statement, or Proxy Statement.  Other than the proposals described in the Proxy Statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.  We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow companies to furnish their proxy materials over the internet.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible.  Information about voting methods is set forth in the accompanying Notice and Proxy Statement.

If you have any questions with respect to voting, please call our Chief Financial Officer, Ryan D. Lake, at (484) 395-2436.

SINCERELY,

Wayne Weisman Chairman of the Board	Gerri Henwood Director, President and Chief Executive Officer

THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MADE AVAILABLE ON OR ABOUT MARCH 27, 2020.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

You are invited to attend Recro’s Annual Meeting.  At the Annual Meeting, shareholders will vote:

•	to elect the two director nominees that are set forth in the attached Proxy Statement to serve as Class III directors, whose term will expire in 2023;
•	to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement;
•	to indicate on an advisory basis, the preferred frequency of future shareholder advisory votes on the compensation of our named executive officers; and
•	to ratify the selection of KPMG LLP, or KPMG, as our independent registered public accounting firm for the 2020 fiscal year.

Shareholders also will transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

MEETING INFORMATION:

Date:	May 7, 2020
Time:	9:00 a.m.
Location:	Pepper Hamilton LLP 400 Berwyn Park 899 Cassatt Road Berwyn, PA 19312*
Record Date:	You can vote if you were a shareholder of record on March 16, 2020.

*Depending on concerns about COVID-19, we may hold a virtual Annual Meeting. We would publicly announce a determination to hold a virtual Annual Meeting in a press release available at www.recrogainesville.com as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast.

Your vote matters.  Whether or not you plan to attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Carla Lusby

Corporate Secretary

March 27, 2020

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS.  This Proxy Statement and the proxy card are being furnished to our shareholders on or about March 27, 2020.  This Proxy Statement and our Annual Report on Form 10-K for the

fiscal year ended December 31, 201, or 2019 Annual Report, are available to holders of our common stock at www.proxyvote.com.  If you would like to receive, without charge, a paper copy of our 2019 Annual Report, including the financial statements, please send your request to Chief Financial Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

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SUMMARY INFORMATION (continued)

SUMMARY INFORMATION

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary.  This is only a summary; please review this Proxy Statement and our 2019 Annual Report in full.

PROXY SUMMARY

Summary of Shareholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation
Item 1: Election of Class III Directors for a Three-Year Term Expiring in 2023	Page 31	✓ FOR Each Nominee
William Ashton Dr. Michael Berelowitz
Item 2: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	Page 31	✓ FOR
Item 3: Indication, on an Advisory Basis, of the Preferred Frequency of Future Shareholder Advisory Votes on the Compensation of the Company’s Named Executive Officers	Page 31	✓ FOR One Year
Item 4: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2020	Page 32	✓ FOR

Our Director Nominees

You are being asked to vote on the election of William Ashton and Dr. Michael Berelowitz as Class III directors, each to serve for a three-year term expiring at our 2023 Annual Meeting of Shareholders.  The number of members of our Board is currently set at seven members and is divided into three classes, each of which has a three-year term.  Class I has three directors and Classes II and III consist of two directors.

The term of office of our Class III directors expires at the Annual Meeting.  We are nominating William Ashton and Dr. Michael Berelowitz for re-election at the Annual Meeting to serve until the 2023 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal.  Directors are elected by a plurality of the votes cast by our shareholders at the Annual Meeting.  The two nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected.  If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Mr. Ashton and Dr. Berelowitz.  Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

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SUMMARY INFORMATION (continued)

Name	Age	Director Since	Occupation	Independent	Committee Memberships			Other Current Public Company Boards
					AC	CC	NCGC
William Ashton	69	2009	Director	Yes		C	M	Spectrum Pharmaceuticals, Inc.; Baudax Bio, Inc.
Dr. Michael Berelowitz	75	2014	Director	Yes	M		M	None
AC = Audit Committee			CC = Compensation Committee			C = Chair
NCGC = Nominating and Corporate Governance Committee						M = Member

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Items
Size of Board (set by the Board)	7
Number of Independent Directors	6
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board background, experience and skills	Yes

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SUMMARY INFORMATION (continued)

Recent Corporate Highlights

•	On November 5, 2019, we announced our plan to separate our acute care segment from our contract development and manufacturing, or CDMO, segment, creating two independent, publicly traded companies.
•

On November 21, 2019, Baudax Bio, Inc., or Baudax Bio, became an independent publicly traded company as a result of a pro rata distribution of its common stock to our shareholders, which we refer to herein as the Separation. In the Separation, our shareholders of record as of November 15, 2019 received one share of Baudax Bio common stock, par value $0.01 per share, for every two and one-half shares of our common stock, par value $0.01 per share and cash in lieu of any fractional shares of Baudax Bio common stock.

•

Following the Separation, we have concentrated our efforts on driving growth and building on the strength and commercial success of our CDMO business. The Separation is further described in our 2019 Annual Report.

•	We continue to achieve consolidated operating profitability and we set an annual revenue record for the year ended December 31, 2019, generating revenues of $99.2 million.

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PROXY STATEMENT

This Proxy Statement, with the enclosed proxy card, is being furnished to shareholders of Recro in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof.  The Annual Meeting will be held on Thursday, May 7, 2020, at 9:00 a.m., Eastern time, at the offices of Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312. Depending on concerns about COVID-19, we may hold a virtual Annual Meeting. We would publicly announce a determination to hold a virtual Annual Meeting in a press release available at www.recrogainesville.com as soon as practicable before the meeting. In that event, the Annual Meeting would be conducted solely virtually, on the above date and time, via live audio webcast.

This Proxy Statement and the enclosed proxy card are first being furnished to our shareholders on or about March 27, 2020.  The Notice of Internet Availability of Proxy Materials being mailed to the shareholders is not part of the Proxy Statement.

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TABLE OF CONTENTS (continued)

GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof.  This Proxy Statement contains information on these matters to assist you in voting your shares.

This Proxy Statement and the proxy card are being furnished to our shareholders on or about March 27, 2020.  This Proxy Statement and our 2019 Annual Report are available to holders of our common stock at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our 2019 Annual Report, including the financial statements, please send your request to Chief Financial Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

SHAREHOLDERS ENTITLED TO VOTE

All shareholders of record of our common stock at the close of business on March 16, 2020, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting.  As of that date, 23,455,226 shares of our common stock were outstanding.  Each share is entitled to one vote on each matter properly brought to the meeting.

VOTING METHODS

You may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card	Using the internet at www.proxyvote.com	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903.

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct.  If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals in Items 1, 2 and 4, and FOR ONE YEAR for the proposal in Item 3.  If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised.  To do so, you must do one of the following:

•

Vote over the internet or by telephone as instructed above.  Only your latest internet or telephone vote is counted.  You may not revoke or change your vote over the internet or by telephone after 11:59 p.m., Eastern time, on May 6, 2020;

•	Sign a new proxy card and submit it by mail, which must be received no later than May 6, 2020. Only your latest dated proxy card will be counted;
•	Attend the Annual Meeting and vote in person as instructed above (attending the Annual Meeting will not by itself revoke a previously granted proxy); or
•	Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting.  The deadline for voting by telephone or internet is 11:59 p.m., Eastern time on May 6, 2020.  If you are a registered shareholder and attend the Annual Meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name.  The Notice has been forwarded to you by your broker, bank or other holder of record who is considered

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | vi

the shareholder of record of those shares.  As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the internet.

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares.  The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Item 1: Election of Class III Directors for a Three-Year Term Expiring in 2023	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Item 2: Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Item 3: Indication, on an Advisory Basis, of the Preferred Frequency of Future Shareholder Advisory Votes on the Compensation of the Company’s Named Executive Officers	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Item 4: Ratification of Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for 2020	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes

QUORUM

We must have a quorum to conduct business at the Annual Meeting.  A quorum consists of the presence at the meeting either in person or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote.  For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, and broker non-votes are considered shareholders who are present and entitled to vote, and count toward the quorum.  If there is no quorum, the holders of a majority of shares present at the Annual Meeting in person or represented by proxy or the chairman of the Annual Meeting may adjourn the meeting to another date.

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies.  Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

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GENERAL INFORMATION ABOUT THE MEETING (continued)

BOARD OF DIRECTORS

Our Board has nominated William Ashton and Dr. Michael Berelowitz for re-election as Class III directors at our Annual Meeting to hold office until our 2023 Annual Meeting of Shareholders.

Our Board is the Company’s ultimate decision-making body, except with respect to those matters reserved to the shareholders.  Our Board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of the Company.  Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term.  William Ashton and Dr. Michael Berelowitz, current Class III directors, have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2023 Annual Meeting of Shareholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal.  Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected.  If any nominee is unable to serve, the Nominating and Corporate Governance Committee, or the Governance Committee, of our Board will recommend to our Board a replacement nominee.  The Board may then designate the other nominee to stand for election.  If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

BOARD STRUCTURE AND COMPOSITION

The Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership.  The Governance Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.

Our Third Amended and Restated Bylaws, or Bylaws, provide that the number of members of our Board shall be fixed by the Board from time to time.  Our Board is currently fixed at seven members.  Our Board is divided into three classes with staggered three-year terms.  The Governance Committee is responsible for identifying individuals that it believes are qualified to become Board members.

CRITERIA FOR BOARD MEMBERSHIP

The Governance Committee has identified certain criteria that it will consider in identifying director nominees.  Important general criteria and considerations for Board membership include:

General Criteria

➢Ability to contribute to the Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to the Company’s strategy and operations, including, but not limited to:

Experience at senior levels in public companies;

Technology and financial expertise;

Experience in leadership roles in the life sciences, healthcare or public health fields, including experience in the areas of development and commercialization of drug products and pharmaceutical manufacturing and quality control, including oversight and expansion of contract manufacturing and development operations;

Personal integrity and ethical character, commitment and independence of thought and judgment;

Capability to fairly and equally represent our shareholders;

Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in the best interest of the Company;

Willingness and ability to devote sufficient time, energy and attention to the affairs of the Company and the Board; and

Lack of actual and potential conflicts of interest.

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The Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, including, among others, the combined mix of experience in the following areas:

Director Skills and Experience
Business Leadership & Operations	International Business
Medicine & Science	Risk Management
Life Sciences, Healthcare & Public Health	Government, Regulatory & Public Policy
Pharmaceutical Product Reimbursement	Pharmaceutical Manufacturing & Supply
Pharmaceutical Marketing & Sales	Technology
Financing & Accounting	Academia

SELECTION OF CANDIDATES

Director Skill Set Considerations; Use of Matrix

In recruiting and selecting Board candidates, the Governance Committee takes into account the size of the Board and considers a skills matrix.  This skills matrix helps the Governance Committee determine whether a particular Board member or candidate possesses one or more of the skill sets, as well as whether those skills and/or other attributes qualify him or her for service on a particular committee.  The Governance Committee also considers a wide range of additional factors, including each director’s and candidate’s projected retirement date, to assist in Board succession planning; other positions the director or candidate holds, including other boards of directors on which he or she serves; and the independence of each director and candidate, to ensure that a substantial majority of the Board is independent.  While the Company does not have a formal policy on Board diversity, the Governance Committee considers the value of diversity on the Board in evaluating director nominees.  Accordingly, the Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.

POTENTIAL DIRECTOR CANDIDATES

On an ongoing basis, the Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, search firms, shareholders and others (including individuals seeking to join the Board).  Shareholders who wish to recommend candidates may contact the Governance Committee in the manner described under the heading “Shareholder Communications to the Board” in this Proxy Statement. Shareholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Shareholder Proposals for Next Year’s Annual Meeting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Governance Committee in the same manner as the Governance Committee’s nominees.

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BOARD OF DIRECTORS (continued)

In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

DIRECTOR NOMINEES

CLASS III DIRECTORS— PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2023

William L. Ashton
Age: 69 Director Since: 2009	Committee Memberships: Compensation (Chair), Nominating and Corporate Governance	Other Public Directorships: Spectrum Pharmaceuticals, Inc.; Baudax Bio, Inc.
Business Leadership & Operations Government, Regulatory & Public Policy Risk Management Academia Medicine & Science Pharmaceutical Marketing & Sales Pharmaceutical Product Reimbursement

William L. Ashton has been a member of our Board since 2009. Since the beginning of 2013, Mr. Ashton has been a principal at Harrison Consulting Group, Inc., a privately-held biopharmaceutical consulting firm. From August 2009 to June 2013, Mr. Ashton was the senior vice president of external affairs reporting to the president and an assistant professor at the University of the Sciences in Philadelphia, Pennsylvania. From August 2005 to August 2009, Mr. Ashton was the founding Dean of the Mayes College of Healthcare Business and Policy. Mr. Ashton has 29 years’ experience in the biopharmaceutical industry. From 1989 to 2005, Mr. Ashton held a number of positions at Amgen Inc., a biotechnology company, including vice president of U.S. sales and vice president of commercial and government affairs. Mr. Ashton currently serves on the boards of directors of Spectrum Pharmaceuticals, Inc. and Baudax Bio.  He previously served on the board of directors of Galena Biopharma, Inc. from April 2013 until January 2018.  He is also a member of the board of directors of the National Osteoporosis Foundation and Friends of the National Library of Medicine at the National Institutes of Health. Mr. Ashton holds a B.S. in Education, from the California University of Pennsylvania and an M.A. in Education, from the University of Pittsburgh.

Skills & Qualifications: Mr. Ashton’s extensive experience with pharmaceutical and biological product commercialization and reimbursement issues, including developing and leading a commercial sales force, his past advisory role during the early years of Auxilium Pharmaceuticals, Inc., as well as his governance experience as a board member of public and privately-held companies and his reimbursement and scientific expertise contributed to our Board’s conclusion that he should serve as a director of our Company.

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BOARD OF DIRECTORS (continued)

Dr. Michael Berelowitz
Age: 75 Director Since: 2014	Committee Memberships: Audit, Nominating and Corporate Governance	Other Public Directorships: None
Medicine & Science Life Sciences, Healthcare & Public Health Academia Government, Regulatory & Public Policy Risk Management

Dr. Michael Berelowitz has been a member of our Board since 2014. Since 2011, Dr. Berelowitz has served as our biopharmaceutical consultant. From 2009 to 2011, Dr. Berelowitz was Senior Vice President and Head of Clinical Development and Medical Affairs in the Specialty Care Business Unit at Pfizer, Inc., or Pfizer, a pharmaceutical company. From 1996 to 2009, he held various other roles at Pfizer, Inc., beginning as a Medical Director in the Diabetes Clinical Research team and then assuming positions of increasing responsibility. Prior to that, Dr. Berelowitz spent a number of years in academia.  Dr. Berelowitz previously served on the board of directors of Oramed Pharmaceuticals Inc. from June 2010 to August 2016, Kamada Ltd. and Cellect Biotherapeutics Ltd.  Among his public activities, Dr. Berelowitz has served on the board of directors of the American Diabetes Association and the Clinical Initiatives Committee of the Endocrine Society, and has chaired the Task Force on Research of the New York State Council on Diabetes. He has also served on several editorial boards, including the Journal of Clinical Endocrinology and Metabolism and Endocrinology, Reviews in Endocrine and Metabolic Disorders and Clinical Diabetes. Dr. Berelowitz has authored and co-authored more than 100 peer-reviewed journal articles and book chapters in the areas of pituitary growth hormone regulation, diabetes and metabolic disorders. Dr. Berelowitz holds adjunct appointments as Professor of Medicine in the Divisions of Endocrinology and Metabolism at SUNY – StonyBrook and Mt. Sinai School of Medicine in New York.  Dr. Berelowitz holds a MBChB degree from University of Cape Town School of Medicine.

Skills & Qualifications: Dr. Berelowitz’s years of experience in management roles in the pharmaceutical industry, his experience in overseeing and reviewing clinical trials and drug development, as well as his vast medical skill and scientific expertise in the fields of endocrinology and diabetes, contributed to our Board’s conclusion that he should serve as a director of our Company.

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BOARD OF DIRECTORS (continued)

CONTINUING DIRECTORS

CLASS I DIRECTORS —TERMS EXPIRING AT THE 2021 ANNUAL MEETING OF SHAREHOLDERS

Winston J. Churchill
Age: 79 Director Since: 2008	Committee Memberships: Compensation, Nominating and Corporate Governance (Chair)	Other Public Directorships: Innovative Solutions and Support, Inc., Amkor Technology, Inc., Baudax Bio, Inc.
Business Leadership & Operations Finance & Accounting Medicine & Science Risk Management Life Sciences, Healthcare & Public Health Technology

Winston J. Churchill has been a member of our Board since 2008.  Since 2007, Mr. Churchill has been a director of the corporate general partner of the common general partner of SCP Vitalife Partners II, L.P. and SCP Vitalife Partners (Israel) II, L.P., collectively referred to herein as SCP Vitalife, which beneficially owns 12% of our outstanding stock as of March 19, 2020.  He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife.  Mr. Churchill has also served since 1993 as the President of CIP Capital Management, Inc., the general partner of CIP Capital, L.P., an Small Business Administration-licensed private equity fund.  Prior to that, Mr. Churchill was a managing partner of Bradford Associates, which managed private equity funds on behalf of Bessemer Securities Corporation and Bessemer Trust Company.  From 1967 to 1983, Mr. Churchill practiced law at the Philadelphia firm of Saul Ewing, LLP, where he served as Chairman of the Banking and Financial Institutions Department, Chairman of the Finance Committee and was a member of the Executive Committee.  Mr. Churchill is a director of Innovative Solutions and Support, Inc., Amkor Technology, Inc., Baudax Bio and various SCP Vitalife portfolio companies and he previously served as a director of Griffin Industrial Realty from April 1997 until May 2016.  In addition, he serves as a director on the boards of a number of charities and as a trustee of educational institutions including the Gesu School and Young Scholars Charter School and is a Trustee Fellow of Fordham University.  From 1989 to 1993, Mr. Churchill served as Chairman of the Finance Committee of the Pennsylvania Public School Employees’ Retirement System.  He was awarded a B.S. in Physics, summa cum laude, from Fordham University followed by an M.A. in Economics from Oxford University, where he studied as a Rhodes Scholar, and a J.D. from Yale Law School.

Skills & Qualifications: Mr. Churchill’s insight into financial and investment matters from his experience in private equity investing in life sciences companies, his financial and corporate governance experience from serving on numerous public and private boards of directors, as well as his long service as a director on our Board, where he gained extensive knowledge of our business and history, contributed to our Board’s conclusion that he should serve as a director of our Company.

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BOARD OF DIRECTORS (continued)

Wayne B. Weisman
Age: 64 Director Since: 2008	Committee Memberships: Nominating and Corporate Governance	Other Public Directorships: ReWalk Robotics Ltd., Baudax Bio, Inc.
Business Leadership & Operations Finance & Accounting Medicine & Science Life Sciences, Healthcare & Public Health International Business Risk Management Technology

Wayne B. Weisman has been a member and the chairman of our Board since 2008.  Since 2007, Mr. Weisman has been a director of the corporate general partner of the common general partner of SCP Vitalife, which beneficially owns approximately 12% of our outstanding stock as of March 19, 2020.  He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife.  He has also led the activities of SCP Private Equity Partners II, L.P., a venture capital fund of which he and Mr. Churchill are principals, in the life sciences area; these activities include investments in the United States and Israel.  He has also led several other technology investments for SCP Private Equity Partners II, L.P.  He has been a member of the investment committee of the Vitalife Life Sciences funds since their inception in 2002 and has worked closely with these funds since then.  Mr. Weisman was a member of the board of directors of CIP Capital, L.P., a small business investment company licensed by the U.S. Small Business Administration since its inception in 1991 until 2017.  From 1992 to 1994, Mr. Weisman was executive vice president and member of the board of a public drug delivery technology company.  In addition, he also operated a management and financial advisory firm focusing on the reorganization and turnaround of troubled companies and began his career practicing reorganization law at a large Philadelphia law firm.  Mr. Weisman possesses extensive experience in venture capital investing, particularly in the life sciences area.  In addition to being our Chairman, Mr. Weisman serves on the board of directors of ReWalk Robotics Ltd. and Baudax Bio and on the board of directors for a number of private companies.  He is the Vice Chairman of the board of trustees of Young Scholars Charter School, and was chairman of that board from 2010 to 2017.  He is also an advisory board member of the Philadelphia-Israel Chamber of Commerce and Mid-Atlantic Diamond Ventures, the venture forum of Temple University.  Mr. Weisman holds a B.A. from the University of Pennsylvania, and a J.D. from the University of Michigan Law School.

Skills & Qualifications: As a long time director of our company, Mr. Weisman's extensive knowledge of our business and history, experience as a board member of multiple publicly-traded and privately-held companies and expertise in developing, financing and providing strong executive leadership to numerous growing life science companies contributed to our Board’s conclusion that he should serve as a director of our Company.

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BOARD OF DIRECTORS (continued)

Arnaud Ajdler
Age: 44 Director Since: 2019	Committee Memberships: Audit, Compensation	Other Public Directorships: Hill International, Inc.
Business Leadership & Operations Finance & Accounting International Business Risk Management Academia

Arnaud Ajdler has been a member of our Board since March 2019.  Mr. Ajdler founded and has been the managing partner of Engine Capital L.P., a value-oriented investment firm, since 2013. Prior to that, he was a senior managing director and a partner at Crescendo Partners, a value-oriented activist investment firm, from 2003 to 2013. Before joining Crescendo Partners, Mr. Ajdler worked as a management consultant for Mercer Management Consulting and Boston Consulting Group, as well as at Deutsche Bank. He is also an adjunct professor at the Columbia Business School where he teaches a course in Value Investing. Mr. Ajdler has been a board member and chair of the compensation committee of Hill International, Inc. since October 2018. He also served as a director and on various committees on the boards of a number of companies, including Stewart Information Services Corporation, Charming Shoppes, Inc., Imvescor Restaurant Group Inc., StarTek, Inc., Destination Maternity, O'Charley's Inc., and The Topps Company. Mr. Ajdler was appointed to our Board pursuant to an agreement between the Company and Engine Capital, L.P., Engine Jet Capital, L.P., Engine Investments, LLC and Mr. Ajdler, dated March 25, 2019.  Mr. Adler earned a B.Sc. in Mechanical Engineering from the Free University of Brussels, Belgium, an SM in Aeronautics from the Massachusetts Institute of Technology and an MBA from Harvard Business School.

Skills & Qualifications: Mr. Ajdler’s significant investment experience and extensive corporate governance experience gained from his participation on multiple public company boards, contributed to our Board’s conclusion that he should serve as a director of our Company.

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BOARD OF DIRECTORS (continued)

CLASS II DIRECTORS —TERMS EXPIRING AT THE 2022 ANNUAL MEETING OF SHAREHOLDERS

Gerri Henwood
Age: 67 Director Since: 2008		Committee Memberships: None	Other Public Directorships: Tetraphase Pharmaceuticals, Inc., Baudax Bio, Inc.
Business Leadership & Operations

Gerri Henwood has served as our President and Chief Executive Officer and a member of our Board since our inception in 2008. Ms. Henwood also serves as Chief Executive Officer and a director of Baudax. From 2006 to 2013, Ms. Henwood served as the President of Malvern Consulting Group, or MCG, a pharmaceutical incubator and consulting firm. From 1999 to 2006, Ms. Henwood was the President and Chief Executive Officer of Auxilium Pharmaceuticals, Inc., a biopharmaceutical company she founded in late 1999. From 1985 to 1999, Ms. Henwood was the founder and Chief Executive Officer of IBAH, Inc., a contract research organization. Ms. Henwood began her career with Smith Kline & French, now part of GlaxoSmithKline plc. She rose through the ranks to be a Brand Manager, then the head of Regulatory and Medical Affairs for the U.S. business and then to the position of Group Director—Marketing in the International Pharmaceutical Division. Ms. Henwood currently serves on the board of directors of Tetraphase Pharmaceuticals, Inc., a commercial stage biopharmaceutical company, a position she has held since May 2015, and she previously served on the board of directors of Alkermes, Inc. and its successor company, Alkermes, plc, a global biopharmaceutical company, from 2003 until March 2015, and on the board of directors of MAP Pharmaceuticals, Inc., a biopharmaceuticals company, from 2004 until its acquisition by Allergan, Inc. in March 2013. Ms. Henwood also serves on the compensation committee of the board of directors of Tetraphase Pharmaceuticals, Inc. Ms. Henwood holds a B.S. in Biology from Neumann University.

Finance & Accounting
Life Sciences, Healthcare & Public Health
Pharmaceutical Marketing & Sales
International Business
Government, Regulatory & Public Policy
Risk Management
Medicine & Science

Skills & Qualifications: Ms. Henwood’s expertise in developing, financing and providing strong executive leadership to numerous biopharmaceutical companies, her strong background in pharmaceutical marketing and commercialization, clinical and product development and substantial knowledge of the pharmaceutical industry, her corporate governance experience as a board member of multiple publicly-traded and privately-held companies, as well as her extensive knowledge of our business and history as a founder of our company, contributed to our Board’s conclusion that she should serve as a director of our Company.

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BOARD OF DIRECTORS (continued)

Bryan M. Reasons
Age: 52 Director Since: 2017	Committee Memberships: Audit (Chair)	Other Public Directorships: Aclaris Therapeutics, Inc.
Business Leadership & Operations Finance & Accounting Life Sciences, Healthcare & Public Health Pharmaceutical Marketing & Sales Risk Management

Bryan M. Reasons has been a member of our Board since 2017. Mr. Reasons has served as the Chief Financial Officer of Mallinckrodt plc, a global specialty pharmaceutical company, since March 2019. Prior to that, Mr. Reasons served as the Senior Vice President, Finance and Chief Financial Officer of Impax Laboratories, Inc., or Impax, a specialty pharmaceutical company, from December 2012 until February 2019. He previously served as the Acting Chief Financial Officer of Impax from June 2012 to December 2012 and as the Vice President, Finance of Impax from January 2012 to June 2012. Prior to joining Impax, Mr. Reasons served as Vice President, Finance, from January 2010 to November 2011 and as Vice President, Risk Management and General Auditor, from October 2005 to January 2010 at Cephalon, Inc., or Cephalon, a biopharmaceutical company. Following the acquisition of Cephalon by Teva Pharmaceutical Industries Ltd., or Teva, a generic pharmaceuticals company, he served as Vice President, Finance of Teva from November 2011 to January 2012. Prior to joining Cephalon, Mr. Reasons held various finance management positions at E.I. Du Pont De Nemours and Company from 2003 to 2005 and served as senior manager at PricewaterhouseCoopers LLP from 1992 to 2003. Mr. Reasons currently serves as a director and chair of the audit committee of Aclaris Therapeutics, Inc., a position he has held since April 2018. Mr. Reasons has a B.S. in accounting from Pennsylvania State University and an M.B.A. from Widener University d is a certified public accountant.

Skills & Qualifications: Mr. Reasons’ extensive experience in the pharmaceutical industry, including his experience in senior leadership positions at a number of large pharmaceutical companies, as well as his expertise in financial and accounting matters, contributed to our Board’s conclusion that he should serve as a director of our Company.

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BOARD OF DIRECTORS (continued)

CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings.  Our governance practices are documented in our Second Amended and Restated Articles of Incorporation, or Articles, our Bylaws, our Code of Business Conduct and Ethics, or the Code of Conduct, our Corporate Governance Guidelines and the charters of the committees of the Board, or collectively, the Committees.  Aspects of our governance documents are summarized below.  You can find our charters for each Committee and our Code of Conduct on our website www.recrogainesville.com under “News & Investors—Governance—Governance Documents.”

BOARD INDEPENDENCE

Our Board has determined all of our directors, except for Ms.  Henwood, are “independent” directors, as defined under the rules of the Nasdaq Capital Market, or Nasdaq.  In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director.  Our independent directors generally meet in executive session at each regularly scheduled Board meeting. Until their resignations in 2020, Ms. Karen Flynn and Mr. Alfred Altomari were independent directors as defined by Nasdaq while they served on our Board in 2019.

BOARD LEADERSHIP STRUCTURE

The Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer, or CEO, and Chairman of the Board.  It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate.  Currently, our leadership structure separates the offices of CEO and Chairman of the Board with Ms. Henwood serving as our CEO and Mr. Weisman serving as Chairman of the Board.  Our Board believes that the separation of the positions of CEO and Chairman of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Governance Committee.  Each member of our Committees is an independent director as that term is defined by the SEC and Nasdaq.  The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.

RISK MANAGEMENT

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks—both at the Board and Committee level.  The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, operations (including cyber-security), finance, legal, regulatory, strategic and reputational risk.

The Board focuses on the overall risks which may affect us.  Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility.  For example:

•

The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, cybersecurity, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

•

The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risk for the Company.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement  11

•	The Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.

While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks.  Matters of significant strategic risk are considered by our entire Board.

EVALUATING BOARD EFFECTIVENESS

The Board is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each Committee conduct a rigorous annual self-evaluation of their performance and effectiveness.

PROCESS BEGINS	EVALUATION	PRESENTATION OF EVALUATION RESULTS	FOLLOW-UP

The Governance Committee initiates and oversees the Board evaluation process, which is conducted in the early part of the calendar year.

Each Committee begins an initial evaluation of its own effectiveness.

During the evaluation, the Governance Committee assesses several factors, including:

Director independence and qualifications to serve on various Committees; and

Committee chair assignments and membership rotations.

		The results of the Board and Committees’ evaluations are presented, in executive session, at a subsequent Board meeting.	Any results requiring additional consideration are addressed at future Board and Committee meetings, as appropriate.

The Governance Committee also reviews the effectiveness of the overall evaluation process and considers whether to:

incorporate individual director evaluations into the process; or

conduct the evaluation through an external third-party provider.

In 2019, the Governance Committee determined that no modifications to the existing process were warranted and to maintain the evaluation process in its current form.

CODE OF CONDUCT

We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property and information and compliance with legal and regulatory requirements.  Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website at www.recrogainesville.com.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 12

CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our director orientation programs familiarize new directors with the Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. All other directors are also invited to attend the orientation programs. From time to time, management advises, or invites outside experts to attend Board meetings to advise, the Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Additionally, Board members may attend, and are encouraged to attend, accredited director education programs at the Company’s expense.

RESTRICTIONS ON THE HEDGING AND PLEDGING OF RECRO SHARES

Pursuant to the Company’s Insider Trading Policy, which applies to all officers, all directors and all employees of the Company and any of the Company’s subsidiaries, or the Covered Individuals, the Covered Individuals are prohibited from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any equity security of Recro or any such subsidiary. Covered Individuals are also prohibited from selling “short” any securities of those companies. These prohibitions also apply to family members living in the same household as Covered Individuals, as well as entities influenced or controlled by the Covered Individuals.

Pursuant to the Insider Trading Policy, the Covered Individuals are also prohibited from holding any equity securities of Recro or any such subsidiary in a margin account or otherwise pledging such securities as collateral for a loan.

CORPORATE GOVERNANCE GUIDELINES

We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company.  Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, the annual evaluations of our Board and its Committees and succession planning.  Succession planning for the Board is critical to our success.  Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise and skills.  Our corporate governance guidelines are reviewed at least annually by the Governance Committee and amended by our Board when appropriate.

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director	Independence	Board	AC	CC	NCGC
Arnaud Ajdler	Yes	M	M	M
William Ashton	Yes	M		C	M
Michael Berelowitz	Yes	M	M		M
Winston Churchill	Yes	M		M	C
Gerri Henwood	No	M
Bryan M. Reasons	Yes	M	C
Wayne Weisman	Yes	C			M
2019 Meetings	N/A	17	5	7	6
AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member

During 2019, each director attended at least 75% of the meetings of the Board and meetings of each Committee on which he or she served. Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend. All of our directors attended our 2019 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and financial reporting procedures, as well as such other matters as directed by the Board or the Audit Committee Charter.

Among other things, the Audit Committee’s responsibilities include:

•	appointing, retaining, compensating, overseeing, evaluating, and, when appropriate, terminating our independent registered public accounting firm;

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

•	discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	periodically reviewing policies and procedures with respect to data privacy and security we employ in conducting our business;
•	reviewing with management its assessment of our internal control over financial reporting, disclosure controls and procedures;
•	reviewing our Code of Conduct and recommending any changes to the Board;
•	overseeing our risk assessment and risk management processes;
•	reviewing and ratifying all related party transactions, based on the standards set forth in our Related Party Transactions Policy; and
•	preparing and approving the Audit Committee report required to be included in our annual proxy statement.

The members of our Audit Committee are Mr. Ajdler, Dr. Berelowitz and Mr. Reasons (chair).  All members of our Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq.  Mr. Reasons also qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Compensation Committee

The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our CEO) are compensated effectively in a manner consistent with our strategy, competitive practice and shareholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter.  Among other things, the Compensation Committee’s responsibilities include:

•

annually reviewing and recommending to the Board for approval the corporate goals and objectives applicable to the compensation of our CEO and other executive officers and evaluating at least annually our CEO’s and other executive officers’ performance in light of those goals and objectives;

•	annually reviewing and approving our peer group for compensation benchmarking;
•	determining and approving our CEO’s and other executive officers’ compensation level (including salary, cash and equity-based incentive awards and any personal benefits);
•	administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time;
•	determining stock ownership guidelines for our CEO and other executive officers and monitoring compliance with such guidelines, if deemed advisable by our Board or the Compensation Committee; and
•	overseeing risks and exposures associated with executive compensation plans and arrangements.

Our Compensation Committee has delegated authority to our CEO to grant options or other stock awards, in accordance with guidelines established by our compensation consultant, to our non-executive officers.  Our Compensation Committee also has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers.  She then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives.  The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

Pay Governance, LLC, or Pay Governance, is our executive compensation consultant.  Pay Governance reports directly to the Compensation Committee and provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance.  Upon request by the Compensation Committee, a representative of Pay Governance attended Compensation Committee meetings. Pay Governance does not provide services to us other than its advice to the Compensation Committee on executive and director compensation matters.  The Compensation Committee determined Pay Governance to be independent under the Nasdaq and SEC regulations.

The members of our Compensation Committee are Mr. Ajdler, Mr. Ashton (chair) and Mr. Churchill. The Board has determined that all Compensation Committee members are independent under the listing standards of Nasdaq, and that they are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, or the Code.

Nominating and Corporate Governance Committee

The Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of shareholders, develops and recommends to the Board a set of corporate governance guidelines for the Board and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Governance Committee Charter.  Among other things, our Governance Committee’s responsibilities include:

•	developing and submitting to the Board for its adoption a list of selection criteria for new directors to serve on the Board;
•

identifying, reviewing and evaluating candidates, including candidates submitted by shareholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by the Company’s shareholders at each annual meeting of shareholders;

•

developing, recommending, and overseeing the implementation of and monitor compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•

annually recommending to the Board (i) the assignment of directors to serve on each Committee; (ii) the chairperson of each Committee and (iii) the chairperson of the Board or lead independent director, as appropriate;

•

periodically assessing the appropriate size and composition of the Board as a whole, the needs of the Board and the respective committees of the Board, and the qualification of director candidates in light of these needs;

•	reviewing the adequacy of the Articles and Bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the shareholders;
•	reviewing any proposals submitted by shareholders for action at the annual meeting of shareholders and make recommendations to the Board regarding action to be taken in response to each proposal; and
•

implementing policies with respect to governance risk oversight, assessment and management of risk associated with the independence of our Board and director nominees, potential conflicts of interest of members of our Board and our executive officers and the effectiveness of the Board and the committees thereof.

The Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members, as described above in the section entitled “Board Structure and Composition.”

The members of our Governance Committee are Mr. Ashton, Dr. Berelowitz, Mr. Churchill (chair) and Mr. Weisman.  The Board has determined that all Governance Committee members are independent under the listing standards of Nasdaq.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board.

SHAREHOLDER ENGAGEMENT

Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining strong corporate governance practices.  Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

Collaborate

We strive for a collaborative approach to shareholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate

Our goal is to communicate with our shareholders through various platforms, including via our website, in print and in person at investor presentations or shareholder meetings.  We view communication between our shareholders and the Board as a dialogue.

How to Communicate with our Directors	By mail: The Corporate Secretary, Recro Pharma, Inc. 490 Lapp Road Malvern, PA 19355

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

DIRECTOR COMPENSATION

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

COMPENSATION PROGRAM

The table below depicts our compensation program for our non-employee directors:

Compensation Elements — Non-Employee Director Compensation Program

Cash
Annual Cash Retainer	$40,000
Annual Committee Chair Retainer
Audit	$20,000
Compensation	$15,000
Nominating and Corporate
Governance	$9,000
Committee Member Retainer
Audit	$10,000
Compensation	$7,500
Nominating and Corporate
Governance	$5,000
Annual Non-Executive Chairman of the Board Cash	$30,000
Retainer
Equity
Initial Equity Grant	A stock option to purchase 20,000 shares of our common stock vesting in three equal annual installments
Annual Equity Retainer	$70,000 in restricted stock units and $65,000 in stock options, granted annually following our annual meeting of shareholders, and in each case vesting on the first anniversary of the date of grant

Cash fees are paid quarterly, and are typically pro-rated for non-employee directors who cease to provide services mid-year. Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities.  Our only employee director, Ms.  Henwood, receives no separate compensation for her service in such capacity.

On December 5, 2019, we granted each of our non-employee directors “make-whole grants” of restricted stock units under our equity plan. The make-whole grants were awarded in lieu of any adjustments to outstanding restricted stock unit and option awards held by these non-employee directors upon the Separation.

DIRECTOR COMPENSATION 2019

The following table provides summary information regarding 2019 compensation to our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Total ($)
Arnaud Ajdler	43,125	155,201	190,872	389,198
Alfred Altomari (2)	63,125	65,001	318,337	446,463
William L. Ashton	51,250	65,001	355,679	471,930
Michael Berelowitz	55,000	65,001	295,002	415,003
Winston Churchill	56,500	65,001	318,337	439,838
Karen Flynn (3)	59,375	65,001	249,875	374,252
Bryan M. Reasons	60,000	65,001	218,757	343,758
Wayne B. Weisman	75,000	65,001	318,337	458,338

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(1)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718.  The assumptions made in these valuations are included in Note 15 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K. As of December 31, 2019, (i) Mr. Ajdler had stock options to purchase 30,888 shares of common stock, (ii) each of Messrs. Altomari, Churchill, and Weisman had stock options to purchase 71,853 shares of common stock, (iii) Mr. Ashton had stock options to purchase 83,853 shares of our common stock, (iv) Dr. Berelowitz had stock options to purchase 64,353 shares of our common stock, (v) Ms. Flynn had stock options to purchase 49,853 shares of common stock, and (vi) Mr. Reasons had stock options to purchase 39,853 shares of our common stock.  In addition, as of December 31, 2019, (i) Mr. Ajdler had 15,394 outstanding and unvested restricted stock units, (ii) each of Messrs. Altomari, Churchill, and Weisman had 23,237 outstanding and unvested restricted stock units, (iii) Mr. Ashton had 25,535 outstanding and unvested restricted stock units, (iv) Dr. Berelowitz had 21,801 outstanding and unvested restricted stock units, (v) Ms. Flynn had 19,024 outstanding and unvested restricted stock units, and (vi) Mr. Reasons had 17,109 outstanding and unvested restricted stock units.

(2)	Mr. Altomari is no longer a member of our Board as of March 6, 2020.
(3)	Ms. Flynn is no longer a member of our Board as of January 8, 2020.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 18

DIRECTOR COMPENSATION (continued)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with KPMG and is ultimately responsible for approving those fees.  The following is a summary and description of fees for services provided by KPMG in 2019 and 2018.

Service	2019	2018
Audit Fees	$785,000	$574,000
Audit-Related Fees	$315,000	—
Tax Fees	$157,933	$184,826
All Other Fees	—	—
Total	$1,257,933	$759,326

“Audit fees” represented the aggregate fees for professional services rendered for the audit of our annual consolidated financial statements and the review of our  quarterly consolidated financial statements on Forms 10-K and 10-Q, respectively, that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with regulatory filings. Our audit fees in 2019 included an auditor’s attestation relating to our internal control over financial reporting in our 2019 Annual Report, which was filed with the SEC on March 4, 2020 in connection with our exit from emerging growth status.

“Audit-related fees” consisted of fees related to the audits and reviews of the carve out financial statements of our acute care segment related to the Separation.

“Tax fees” consisted of fees related to tax compliance, tax planning and tax advice.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm.  The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2019.  These services may include audit services, audit-related services, tax services and other services.  The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm.  The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.

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AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process.

Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  The Company’s independent registered public accounting firm for the fiscal years 2019, 2018 and 2017, KPMG, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee and the chairman of the Audit Committee have met with management during fiscal year 2019 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with KPMG.  The Audit Committee also discussed with management and KPMG the Company’s disclosure controls and procedures.

The Audit Committee has reviewed and discussed management’s assessment of the effectiveness of the Company’s internal controls and the audited consolidated financial statements contained in the Company’s 2019 Annual Report with management.  The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communication with Audit Committees.” In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.  Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2019 Annual Report.

Audit Committee

Bryan Reasons (Chairman)

Arnaud Ajdler

Michael Berelowitz, M.D.

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EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Gerri Henwood	President, Chief Executive Officer	67
Ryan D. Lake	Chief Financial Officer	42

Gerri Henwood — For biographical information for Gerri Henwood, see “Board of Directors — Continuing Directors.”

Ryan D. Lake has served as our Chief Financial Officer since January 2018.  He had previously served as our Senior Vice President of Finance and Chief Accounting Officer since June 2017.  Mr. Lake has also served as the Chief Financial Officer of Baudax Bio since the Separation in November 2019. Mr. Lake has over 20 years of senior financial and life sciences leadership experience.  Prior to joining us, Mr. Lake served as Chief Financial Officer and Vice President of Finance of Aspire Bariatrics, Inc., a privately-held, commercial-stage, medical device company from July 2015 to May 2017.  From 2012 to 2015, Mr. Lake held executive management and senior finance positions, including Director of the Natural Materials Division, Controller and Senior Director of Finance, at DSM Biomedical (successor to Kensey Nash Corporation after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials.  From 2002 to 2012, Mr. Lake held various senior financial positions of increasing responsibility, most notably Senior Director of Finance and Interim Chief Financial Officer, with Kensey Nash Corporation, a medical device company.  Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP.  Mr. Lake has a B.S. degree in Accounting from West Chester University of Pennsylvania and is a certified public accountant and Chartered Global Management Accountant.

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EXECUTIVE COMPENSATION

In 2019, our named executive officers were Gerri Henwood, our President and CEO; Ryan Lake, our Chief Financial Officer; and Michael Celano, our Chief Operating Officer, until the termination of his employment in May 2019. In connection with the Separation, we entered into a Transition Services Agreement with Baudax Bio, whereby we agreed that Ms. Henwood and Mr. Lake would continue to provide services to us for a twelve month period following the Separation. Under this agreement, in 2019, we reimbursed Baudax Bio 50% in respect of Ms. Henwood’s services and 50% in respect of Mr. Lake’s services.

Ms. Henwood and Mr. Lake were also named executive officers of Baudax Bio in 2019. For more information about the compensation paid by Baudax Bio to Ms. Henwood and Mr. Lake in respect to the services they rendered to Baudax Bio after the Separation, see Baudax Bio’s proxy statement for its 2020 annual meeting of shareholders, filed with the SEC on or around March 23, 2020, or the Baudax Bio Proxy Statement.

This section discusses the material components of the executive compensation program for our named executive officers.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers during the fiscal years ended December 31, 2019 and December 31, 2018:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(5)	Total ($)
Gerri Henwood	2019	553,846	—	2,608,537	1,062,199	360,000	38,402	4,622,984
President and Chief Executive Officer	2018	598,662	—	1,008,000	600,000	183,600	37,172	2,427,434
Michael Celano(6)	2019	167,721	—	416,753	635,331	—	478,804	1,698,609
Chief Operating Officer	2018	415,261	—	403,200	240,000	84,925	45,488	1,188,874
Ryan Lake	2019	319,777	69,440	623,276	334,200	138,880	44,038	1,529,611
Chief Financial Officer	2018	309,231	—	231,840	138,000	63,240	41,823	784,134
(1)	Reflects discretionary bonus amounts paid for performance in excess of corporate and individual objectives under our annual performance cash bonus plan.
(2)	The amounts represent annual performance cash bonuses earned in 2019 and 2018 and paid in the following year.
(3)

Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation — Stock Compensation, or ASC 718.  The assumptions made in these valuations are included in Note 15 of the Notes to the Annual Financial Statements included in our Annual Report. For Mr. Celano, the amounts in this column include the incremental accounting charge to us for our acceleration of vesting and extension of the exercisability period for Mr. Celano’s options and restricted stock units in connection with his termination of employment.

(4)

The 2019 amounts reflect both time-based and performance-based restricted stock unit awards, of which certain performance-based awards were forfeited and canceled as the performance criteria was based on acute care segment goals. Refer to the Outstanding Equity Awards at Fiscal Year-End for 2019 table for more information. The value of the performance-based restricted stock unit awards at the grant date reported in the table assuming the maximum achievement of the performance conditions was $761,847 for Ms. Henwood, $269,663 for Mr. Celano and $239,700 for Mr. Lake.  This amount also includes make-whole equity grants of $1,520,188 and $280,849 for Ms. Henwood and Mr. Lake, respectively, which were awarded in lieu of any adjustments to outstanding restricted stock unit and option awards held by Ms. Henwood and Mr. Lake upon the Separation.

(5)

These amounts consist of 401(k) matching contributions, the cost of medical benefits and life and disability insurance premiums. For Mr. Celano, this amount represents severance payments, pro-rata bonus and health benefits pre- and post-termination.

(6)	Mr. Celano’s employment with us terminated on May 9, 2019.

Base Salaries

In January 2019, the Compensation Committee approved the following base salaries for our named executive officers: $600,000 for Ms.  Henwood, $347,200 for Mr. Lake, and $437,115 for Mr. Celano. Following the Separation, we ceased to pay an annual salary to our named executive officers directly. However, in 2019, we reimbursed Baudax Bio 50% in respect of Ms. Henwood’s services and 50% in respect of Mr. Lake’s services for the period after the Separation. The amounts that we reimbursed to Baudax Bio are reflected in the “Salary” column to the Summary Compensation Table above.

Annual Bonuses

In 2019, each of our named executive officers was eligible to receive an annual performance cash bonus based on the achievement of pre-established corporate and individual objectives as determined by our Board and our Compensation Committee, in consultation

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with Pay Governance and upon review of the recommendations of our CEO for our other named executive officers.  Each officer was assigned a target bonus opportunity expressed as a percentage of his or her base salary.  Actual bonus payments could be higher or lower than the target bonus amount, based on the achievement of corporate and individual objectives.  The target bonus opportunities in 2019 for Ms.  Henwood, Mr. Lake and Mr. Celano were 60%, 40% and 40%, of their base salaries, respectively.

In determining the amount of performance bonus awards actually paid, our Compensation Committee determined the level of achievement of the corporate goals and individual goals for the year.  In determining the level of achievement for our other named executive officers, our Compensation Committee reviewed and considered the recommendations of our CEO.  These achievement levels were used to determine each named executive officer’s bonus.

Actual bonus amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.  To the extent that our Compensation Committee determined that our named executive officers exceeded their respective corporate and individual performance goals, certain discretionary amounts were awarded in excess of the non-equity incentive plan compensation. These discretionary amounts are reflected in the “Bonus” column of the Summary Compensation Table above.

Equity Compensation

In 2019, we awarded equity compensation under our 2018 amended and restated equity plan to our named executive officers based on their performance in the form of time- vesting stock options and time- and performance-vested restricted stock units.  We determine equity award amounts based on the judgment of our Compensation Committee, taking into account information and recommendations provided by our compensation consultant.  With respect to our named executive officers other than our CEO, the Compensation Committee also considers recommendations provided by our CEO.  In determining the amount of awards, the Compensation Committee generally does not consider an employee’s current equity ownership in our common stock or the prior awards that are fully vested, but may consider competitive market factors in our industry.

Our stock option awards typically vest over a four-year period, in 48 equal monthly installments, subject to the continued service of the employee with us. Our time-based restricted stock unit awards typically vest in equal annual installments over a four-year period subject to the continued service of the employee with us.  Our performance-based restricted stock unit awards include vesting criteria relating to the achievement of certain development, commercialization and financial goals.  We believe these vesting arrangements encourage our named executive officers to continue service with us for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

Impact of the Separation on Equity Awards

On December 5, 2019, we granted Ms. Henwood and Mr. Lake “make-whole grants” under our equity plan. The make-whole grants were awarded in lieu of any adjustments to outstanding restricted stock unit and option awards held by these named executive officers upon the Separation. Ms. Henwood received 93,550 make-whole restricted stock units and Mr. Lake received 17,283 make-whole restricted stock units, which will vest on December 5, 2020 (or if earlier, a change in control of the Company), subject to continued employment.

QUALIFIED AND NON-QUALIFIED PLANS

The Company maintains a tax-qualified savings plan under Section 401(k) of the Internal Revenue Code. Employees who participate in the plan may make elective deferrals to the plan, subject to the limitations imposed by the Internal Revenue Code. In addition, the Company currently matches 100% of employee deferrals under the plan, up to a limit of 5% of the employee’s eligible compensation.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2019

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019:

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EXECUTIVE COMPENSATION (continued)

	OPTION AWARDS				STOCK AWARDS
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of time-based vesting shares or units of stock that have not vested	Market value of time-based vesting shares or units of stock that have not vested ($)(1)	Number of performance-based vesting shares or units of stock that have not vested (#)	Market value of performance-based vesting shares or units of stock that have not vested ($)(1)
Gerri Henwood	60,000	—	8.00	03/11/2024
	40,000	—	7.00	04/07/2024
	123,500	—	2.47	12/16/2024
	105,300		8.41	12/15/2025
	105,300	—	7.86	12/01/2026
	105,510	39,190 (2)	7.33	01/17/2027
	47,917	52,083 (3)	9.04	01/01/2028
	43,702	146,998 (4)	7.99	01/17/2029
					10,000(5)	$183,300
					37,500(6)	$687,375
					40,864(7)	$749,037
					93,550(8)	$1,714,772
							95,350 (9)	$1,747,766
Ryan D. Lake	40,625	24,375 (10)	7.58	06/04/2027
	11,021	11,979 (3)	9.04	01/01/2028
	13,750	46,250 (4)	7.99	01/17/2029
					5,000(11)	$91,650
					8,625(6)	$158,096
					12,857(7)	$235,669
					17,283(8)	$316,797
							30,000 (9)	$549,900
(1)	The market value is based on the closing stock price of $18.33 on December 31, 2019 (the last trading date in the 2019 fiscal year).
(2)	The stock option vests in equal monthly installments over 48 months, beginning on February 18, 2017, subject to continued employment with us.
(3)	The stock option vests in equal monthly installments over 48 months, beginning on February 2, 2018, subject to continued employment with us.
(4)	The stock option vests in equal monthly installments over 48 months, beginning on February 18, 2019, subject to continued employment with us.
(5)	The restricted stock units vest in four equal annual installments beginning January 18, 2018, subject to continued employment with us.
(6)	The restricted stock units vest in four equal annual installments beginning January 2, 2019, subject to continued employment with us.
(7)	The restricted stock units vest in four equal annual installments beginning January 18, 2020, subject to continued employment with us.
(8)	The restricted stock units vest in full on the earlier (i) a change of control of the Company or (ii) December 5, 2020, subject to continued employment with us.
(9)

The performance-based restricted stock units would have vested based upon meeting certain 2019 performance criteria, subject to continued employment with us. All of such performance-based restricted stock units were forfeited and canceled in the first quarter of 2020 as the performance criteria was based on acute care segment goals. The performance-based restricted stock units are shown here at the target level of performance.

(10)

The stock option is an inducement grant under Nasdaq listing rule 5635(c)(4). The stock option vests in equal monthly installments over 48 months, beginning on July 5, 2017, subject to continued employment with us.

(11)	The restricted stock units vest in four equal annual installments beginning June 5, 2018, subject to continued employment with us.

EMPLOYMENT AGREEMENTS

We traditionally had employment agreements with each of our named executive officers.

Compensation

The employment agreements provided for annual base salaries for each of our named executive officers, subject to adjustment from time to time. In addition, the employment agreements provided that each of our named executive officers was eligible to participate in our Company’s incentive bonus program.  The base salaries and target bonus opportunities that were in in effect for 2019 are described in the “Base Salaries” and “Annual Bonuses” sections above.

Termination and Severance

The employment agreements historically provided the named executive officers with certain severance rights if we terminated one of our named executive officer’s employment without cause or such named executive officer resigned because of certain material adverse changes to the terms and conditions of his or her employment within 12 months of a change of control (in either case, an Involuntary Termination), or such named executive officer died or became disabled.  Generally, the named executive officers were eligible to receive base salary and health care continuation at active employee rates for 12 months upon an Involuntary Termination.

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EXECUTIVE COMPENSATION (continued)

Messrs. Celano and Lake were also entitled to receive any earned but unpaid bonus in respect of the year preceding the Involuntary Termination, a pro rata annual bonus in respect of the year in which the Involuntary Termination occurred, and outplacement services up to $25,000. Upon death or disability, the named executive officers were generally eligible to receive base salary and health care continuation at active employee rates for 6 months (for Ms. Henwood, 12 months in the event of death). Messrs. Celano and Lake were also eligible to receive any earned but unpaid bonus in respect of the year preceding the death or disability, and a pro rata annual bonus, calculated as though the “target” level of performance had been achieved, in respect of the year in which the death or disability occurred. The severance benefits were generally subject to the named executive officer’s execution of a release of claims in favor of the Company. In addition, the agreements generally provided that if the payments and benefits would be subject to an excise tax under Section 280G of the Code, they would be reduced to the maximum amount that would not trigger the excise tax unless the executive would be better off (on an after-tax basis) receiving all of the payments and benefits and paying all necessary applicable taxes.

In connection with Mr. Celano’s departure from the Company in May of 2019, the Company and Mr. Celano entered into a Separation and Mutual Release Agreement, or the Separation Agreement. Pursuant to the Separation Agreement, in exchange for a general release of all claims against the Company, Mr. Celano received: (1) continued base salary and health benefits for 13 months (12 months per his employment agreement, and an additional month as a result of his waiver of a 30 day notice period); (2) a pro-rated target bonus in respect of the 2019 fiscal year ($87,423), to be paid when annual bonuses for the 2019 fiscal year are paid to other executives; and (3) a $25,000 payment to cover outplacement services. In addition, pursuant to the Separation Agreement, Mr. Celano received accelerated vesting of a portion of his outstanding equity awards, resulting in 142,757 options and 5,937 time-based restricted stock units becoming vested as of the termination date. Mr. Celano also immediately vested into his 2019 performance-based restricted stock unit award as through the target level of performance had been achieved, resulting in the vesting of an additional 33,750 restricted stock units. Mr. Celano also received an extension of the exercise period for vested options until the 18-month anniversary of the termination date. The total value of the accelerated vesting of his various equity awards, calculated based upon our stock price on his termination date, and the extension of his exercise period was $290,879.

Restrictive Covenants

Under the employment agreements, the named executive officers are bound by a non-solicitation of employees and customers and a non-compete during their employment and the one-year period thereafter. Under the terms of Mr. Celano’s Separation Agreement, he acknowledged his ongoing obligation to abide by these restrictive covenants, and agreed to an extended non-solicitation period of 18 months.

Agreements following the Separation

Following the Separation, our employment agreements with Ms. Henwood and Mr. Lake were superseded by agreements that they entered into with Baudax Bio, or the Baudax Bio Agreements. Pursuant to the Baudax Bio Agreements, all of the named executive officers’ rights under their prior employment agreements were terminated. We have no further obligations to the named executive officers under the prior employment agreements (compensatory or otherwise), other than an obligation to (i) continue to indemnify the named executive officers in accordance with our governing documents and to maintain directors’ and officers’ insurance coverage for the named executive officers and to (ii) maintain outstanding equity incentive awards held by the named executive officers, which awards continue to vest into these awards based on those officers’ continued service with us. In addition, pursuant to the Baudax Bio Agreements, the named executive officers reaffirmed that their existing obligations to us under the confidentiality, non-solicitation, non-competition, non-disparagement and intellectual property assignment provisions of the prior employment agreements remain in full force and effect. The named executive officers also agreed, that during the time they are dually employed by us and Baudax Bio, they will devote such time and energy as necessary to fulfill their duties to each company.

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EXECUTIVE COMPENSATION (continued)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2019, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities.  We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

RELATIONSHIP WITH BAUDAX BIO AND THE SEPARATION

Prior to completion of the Separation, we owned all of the outstanding shares of common stock of Baudax Bio. Following the Separation, we no longer own any shares of Baudax Bio common stock and each company now operates as separate, independent public companies.

In connection with the Separation, Recro and Baudax Bio entered into a Separation Agreement, Employee Matters Agreement, Tax Matters Agreement and Transition Services Agreement. These agreements govern the relationship Recro and Baudax Bio, including the allocation of various assets, liabilities, rights and obligations, as well as transition services to be provided by Recro to Baudax Bio and by Baudax Bio to Recro. For a more complete description of each of these agreements, see our Current Report on Form 8-K, filed November 26, 2019, as well as Exhibits 2.1, 10.1, 10.2, and 10.3 filed thereto.

We also entered into an Assignment, Assumption and Bifurcation Agreement with Baudax Bio, Recro Gainesville LLC, or Recro Gainesville, and Alkermes Pharma Ireland Limited, pursuant to which Recro Gainesville assigned, conveyed and transferred to Baudax Bio the exclusive worldwide license, to certain nanotechnology intellectual property. For a more complete description of this agreement, see our Current Report on Form 8-K, filed November 26, 2019, as well as Exhibit 10.4 filed thereto.

EMPLOYMENT OF CERTAIN RELATED PERSONS

Mr. Chris Sharr, Ms.  Henwood’s brother, was our Vice President, Manufacturing beginning in 2017 and until the Separation in November 2019, when he was offered and accepted a similar position at Baudax Bio.  Mr. Sharr earned $334,355 in compensation in 2019, including base salary, bonus allocable to Recro, and any other compensation.  Mr. Sharr also earned $235,299 in equity compensation, which is determined in accordance with ASC 718. The assumptions made in the valuation of Mr. Sharr’s equity compensation are included in Note 15 of the Notes to the Annual Financial Statements included in our 2019 Annual Report.  Mr. Sharr’s compensation was approved by our Compensation Committee and Audit Committee.

Ms. Suzanne Sharr, Ms.  Henwood’s sister-in-law, was our Senior Director of Human Resources until May 2019.  Ms. Sharr earned $170,743 in compensation in 2019, including base salary and any other compensation.  Ms. Sharr also earned $117,650 in equity compensation, which is determined in accordance with ASC 718. The assumptions made in the valuation of Ms. Sharr’s equity compensation are included in Note 15 of the Notes to the Annual Financial Statements included in our 2019 Annual Report.  Ms. Sharr’s compensation was approved by our Compensation Committee and Audit Committee.

Ms. Diane Myers, Ms.  Henwood’s sister, was our Senior Vice President, Regulatory and Quality beginning in 2014 and until the Separation in November 2019, when she was offered and accepted a similar position at Baudax Bio.  Ms. Myers earned $452,574 in compensation in 2019, including base salary, bonus allocable to Recro, and any other compensation.  Ms. Myers also earned $355,230 in equity compensation, which is determined in accordance with ASC 718. The assumptions made in the valuation of Ms.  Myers’ equity compensation are included in Note 15 of the Notes to the Annual Financial Statements included in our 2019 Annual Report.  Ms. Myers’ compensation was approved by our Compensation Committee and Audit Committee.

Each of Ms. Myers, Ms. Sharr and Mr. Sharr participated in our general welfare and benefit plans.  Ms. Henwood did not have a material interest in the employment of Ms. Myers, Ms. Sharr or Mr. Sharr, nor did she share a household with any of them.

Our Compensation Committee and Audit Committee approve the compensation of all related persons.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions.  This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.  Our management is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon subject determination, is responsible for disclosing the

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material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee.  In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction.  All of the transactions described above either were approved or ratified in compliance with this policy.

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EXECUTIVE COMPENSATION (continued)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 19, 2020 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each named executive officer identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

The percentage of common stock outstanding is based on 23,455,226 shares of our common stock outstanding as of March 19, 2020.  For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of March 19, 2020 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.  Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable.  Except as otherwise noted below, the street address of each beneficial owner is c/o Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
5% or Greater Shareholders
SCP Vitalife Partners II, L.P.(1) 1200 Liberty Ridge Drive Suite 300 Wayne, PA 19087	2,172,900	9.3%
SCP Vitalife Partners (Israel) II, L.P.(1) 32B Habarzel St. Ramat Hachayal Tel Aviv 69710 Israel	726,055	3.1%
Blackrock, Inc.(2) 55 East 52nd Street New York, NY 10055	1,332,988	5.7%
Named Executive Officers and Directors
Gerri Henwood(3)	818,579	3.5%
Ryan Lake(4)	97,689	*
Arnaud Ajdler (5)	1,130,055	4.8%
William L. Ashton(6)	111,267	*
Michael Berelowitz(7)	91,767	*
Winston J. Churchill(8)(1)	2,998,222	12.8%
Bryan M. Reasons(9)	62,842	*

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Wayne Weisman(1)(10)	3,005,222	12.8%
All executive officers and directors as a group (8 persons)(11)	5,416,688	23.1%

* Less than 1%

(1)

Based upon information set forth in the Schedule 13D filed on March 21, 2014 and information set forth in Form 4s filed through March 19, 2020 by SCP Vitalife Partners II, L.P., or SCP Vitalife Partners, SCP Vitalife Partners (Israel) II, L.P., or SCP Vitalife Israel, SCP Vitalife II Associates, L.P., or SCP Vitalife Associates, SCP Vitalife II GP, LTD, or SCP Vitalife GP, Winston J. Churchill, Jeffrey Dykan, and Wayne B. Weisman.  SCP Vitalife Partners beneficially owns 2,172,900 shares of common stock and SCP Vitalife Israel beneficially owns 726,055 shares of common stock.  As the general partner of SCP Vitalife Partners and SCP Vitalife Israel, SCP Vitalife Associates may be deemed to beneficially own 2,898,955 shares of common stock.  As the general partner of SCP Vitalife Associates, SCP Vitalife GP may be deemed to beneficially own 2,898,955 shares of common stock.  As directors of SCP Vitalife GP, Messrs.  Churchill, Dykan and Weisman may be deemed to beneficially own 2,898,955 shares of common stock.  SCP Vitalife Partners shares dispositive and voting power with respect to the 2,172,900 shares of common stock owned.  SCP Vitalife Israel shares dispositive and voting power with respect to the 726,055 shares of common stock owned.  SCP Vitalife Associates, SCP Vitalife GP, Messrs.  Churchill, Dykan and Weisman have shared dispositive and voting power with respect to the aggregate 2,898,955 shares of common stock owned by SCP Vitalife Partners and SCP Vitalife Israel.

(2)

Based upon information set forth in the Schedule 13G filed on February 7, 2020, by BlackRock, Inc., BlackRock Advisors LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC.

(3)

Ms. Henwood holds (i) 141,996 shares of our common stock, including 50,000 shares of our common stock held by Ms.  Henwood’s husband, Thomas Henwood, and (ii) stock options to purchase 676,583 shares of our common stock that may be exercised within 60 days of March 19, 2020.  As spouses, Mr. and Ms.  Henwood may be deemed to beneficially own the shares of our common stock that are held by the other spouse.  Mr. and Ms.  Henwood disclaim beneficial ownership of the shares of our common stock that are held by the other spouse.

(4)

Mr. Lake holds 14,063 shares of our common stock and stock options to purchase 83,626 shares of our common stock that may be exercised within 60 days of March 19, 2020.  Of these options, stock options to purchase 47,396 shares of our common stock were not granted pursuant to any of our equity compensation plans and were granted as an inducement grant pursuant to Nasdaq listing rule 5635(c)(4).

(5)

Mr. Ajdler holds stock options to purchase 17,554 shares of our common stock that may be exercised within 60 days of March 19, 2020 and restricted stock units covering 7,955 shares of our common stock that may vest and be settled within 60 days of March 19, 2020.  Mr. Ajdler has shared voting and investment power with respect to 1,104,546 shares of our common stock that are held by Engine Capital Management, LP, of which he is a managing partner.

(6)

Mr. Ashton holds 19,459 shares of our common stock, stock options to purchase 83,853 shares of our common stock that may be exercised within 60 days of March 19, 2020 and restricted stock units covering 7,955 shares of our common stock that may vest and be settled within 60 days of March 19, 2020.

(7)

Dr. Berelowitz holds 19,459 shares of our common stock, stock options to purchase 64,353 shares of our common stock that may be exercised within 60 days of March 19, 2020 and restricted stock units covering 7,955 shares of our common stock that may vest and be settled within 60 days of March 19, 2020.

(8)

Mr. Churchill holds 19,459 shares of our common stock, stock options to purchase 71,853 shares of our common stock that may be exercised within 60 days of March 19, 2020 and restricted stock units covering 7,955 shares of our common stock that may vest and be settled within 60 days of March 19, 2020.  Mr. Churchill has shared voting and investment power with respect to 2,898,955 shares of our common stock that are held by SCP Vitalife, of which he is a partner. Mr. Churchill disclaims beneficial ownership of 83,664 shares of our common stock that are held by the Sharbaugh Trust for the benefit of his son.

(9)

Mr. Reasons holds 15,034 shares of our common stock, stock options to purchase 39,853 shares of our common stock that may be exercised within 60 days of March 19, 2020 and restricted stock units covering 7,955 shares of our common stock that may vest and be settled within 60 days of March 19, 2020.

(10)

Mr. Weisman holds 26,459 shares of our common stock, stock options to purchase 71,853 shares of our common stock that may be exercised within 60 days of March 19, 2020 and restricted stock units covering 7,955 shares of our common stock that may vest and be settled within 60 days of March 19, 2020.  Mr. Weisman has shared voting and investment power with respect to 2,898,955 shares of our common stock that are held by SCP Vitalife, of which he is a partner.

(11)

Includes stock options to purchase 1,109,528 shares of our common stock that may be exercised within 60 days of March 19, 2020 and restricted stock units covering 47,730 shares of our common stock that may vest and be settled within 60 days of March 19, 2020.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF CLASS III DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2023

At the Annual Meeting, our shareholders will vote on the election of two Class III director nominees named in this Proxy Statement as directors, each to serve until our 2023 Annual Meeting of Shareholders and until their respective successors are elected and qualified.  Our Board has unanimously nominated William Ashton and Dr. Michael Berelowitz for election to our Board at the Annual Meeting.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected.  If any nominee is unable to serve, the Governance Committee will recommend to our Board a replacement nominee.  The Board may then designate the other nominee to stand for election.  If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR THE ELECTION OF WILLIAM ASHTON AND DR. MICHAEL BERELOWITZ.	✓

ITEM 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are conducting a shareholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our shareholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory, and, therefore, it is not binding on the Board, the Compensation Committee, or the Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually, subject to the outcome of the advisory vote on the frequency of future advisory votes on named executive officer compensation, as discussed in Proposal 3.

Our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our shareholders and our “pay-for-performance” philosophy. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

We encourage our shareholders to read the “Summary Compensation Table” table and other related compensation tables and narrative disclosures, which describe the 2019 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR THE APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AT THE ANNUAL MEETING	✓

ITEM 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In Proposal 2, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 3, we are asking our shareholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Shareholders may vote for a frequency of every one, two, or three years, or may abstain.

Our Board will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, our Board may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote to approve executive compensation more or less frequently.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement  30

In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years.

After careful consideration, our Board believes that the executive compensation advisory vote should be held annually, and therefore our Board recommends that you vote for a frequency of ONE YEAR for future executive compensation advisory votes. The Board believes that an annual executive compensation advisory vote will facilitate more direct shareholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our shareholders on corporate governance and executive compensation matters.

OUR BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE FOR “ONE YEAR” AS THE PREFERRED FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	✓

ITEM 4: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee of the Board has appointed and engaged KPMG to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2020 fiscal year, and to perform audit-related services.  KPMG has served as our independent registered public accounting firm since 2009.

Shareholders are hereby asked to ratify the Audit Committee’s appointment of KPMG as our independent registered public accounting firm for the 2020 fiscal year.

The Audit Committee is solely responsible for selecting our independent auditors.  Although shareholder ratification of the appointment of KPMG to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek shareholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.  If the shareholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of KPMG are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.	✓

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice.  Our Board does not know of any other matters to be considered by the shareholders at the Annual Meeting other than the matters described in the Notice.  However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed.  It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Shareholders intending to present a proposal to be considered for inclusion in the proxy statement for our 2021 Annual Meeting of Shareholders, shareholder proposals must be received by us no later than November 27, 2020. If we change the date of the 2021 Annual Meeting of Shareholders by more than 30 days from the anniversary of this year’s Annual Meeting, shareholder proposals must be received a reasonable time before we begin to make available the proxy materials for the 2021 Annual Meeting in order to be considered for inclusion in our proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the shareholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Shareholders intending to present a proposal or nominate a director for election at our 2021 Annual Meeting of Shareholders without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2021 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal or nomination no earlier than December 8, 2020 and no later than the close of business on January 7, 2021. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the shareholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

Shareholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.  Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above.  Communications received from shareholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications.  The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate.  Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

AVAILABILITY OF MATERIALS

Our 2019 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein.  It is available on the internet at www.recrogainesville.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock without charge upon written request to Chief Financial Officer, Recro Pharma, Inc., 490 Lapp Road, Malvern, PA 19355.  In addition, it is available to beneficial and record holders of our common stock at www.proxyvote.com.

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement  32

Notice of Annual Meeting of Shareholders and 2020 Proxy Statement | 33

VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information. Vote by 11:59 P.M. Eastern Time on May 6th, 2020. Have your proxy  card in hand when you access the web site and follow the instructions to obtain  your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy  materials, you can consent to receiving all future proxy statements, proxy  cards and annual reports electronically via e-mail or the Internet. To sign up  for electronic delivery, please follow the instructions above to vote using the  Internet and, when prompted, indicate that you agree to receive or access proxy  materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by  11:59 P.M. Eastern Time on May 6th, 2020. Have your proxy card in hand when  you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717.  RECRO PHARMA, INC.  C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.  PO BOX 1342  BRENTWOOD, NY 11717  D05448-P36539  RECRO PHARMA, INC.  For  All   Withhold  All  For All  Except  To withhold authority to vote for any individual  nominee(s), mark "For All Except" and write the  number(s) of the nominee(s) on the line below.  The Board of Directors recommends you vote FOR the  following:  !  !  !  1. Election of Directors   Nominees:   01) William Ashton   02) Michael Berelowitz  For   The Board of Directors recommends you vote FOR the following proposal:  Against  Abstain  !  !  !  2. Approval of, on an advisory basis, the compensation of the Company's named executive officers.  The Board of Directors recommends you vote 1 YEAR on the following proposal:  3 Years  1 Year  2 Years  Abstain  !  !  !  !  3. Indication of, on an advisory basis, the preferred frequency of future shareholder advisory votes on the compensation of the Company's  named executive officers.  The Board of Directors recommends you vote FOR the following proposal:  For   Against  Abstain  !  !  !  4. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year.  NOTE: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint  owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.   Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.  D05449-P36539  RECRO PHARMA, INC.  2020 Annual Meeting of Shareholders  May 7, 2020 - 9:00 AM  This proxy is solicited by the Board of Directors  The undersigned hereby appoints Gerri Henwood and Ryan Lake, or either of them, as proxies, each with the power to appoint their  substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares  of Common Stock of RECRO PHARMA, INC. that the undersigned is entitled to vote at the 2020 Annual Meeting of Shareholders  to be held at 9:00 AM, EDT, on May 7, 2020 at Pepper Hamilton LLP, 400 Berwyn Park, 899 Cassatt Road, Berwyn, PA 19312, and  any adjournment or postponement thereof. Depending on concerns about the Coronavirus (COVID-19), RECRO PHARMA, INC.  may hold a virtual Annual Meeting of Shareholders. The determination to hold a virtual Annual Meeting of Shareholders will be  announced in a press release available at www.recrogainesville.com as soon as practicable before the meeting. In that event, the  Annual Meeting of Shareholders would be conducted solely virtually, on the above date and time, via live audio webcast.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this  proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side